FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2006  (March 2, 2006)

Affordable Residential Communities Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-31987	84-1477939
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

7887 E. Belleview Avenue, Suite 200, Englewood, CO  80111

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s Telephone Number, Including Area Code: 303-383-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On March 7, 2006 the Board of Directors of Affordable Residential Communities Inc. (the “Company”) issued a press release announcing that it had determined at its meeting on March 2, 2006, that it is in the best interest of the Company to elect not to continue its status as a real estate investment trust for federal income tax purposes beginning with the tax year ending December 31, 2006. As a result of the Board’s decision, the limitations set forth in the Company’s charter with respect to ownership of the Company’s outstanding equity securities will no longer apply.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference and all references and descriptions to the press release are qualified in their entirety by the terms of that release.

ITEM 8.01 OTHER EVENTS.

On March 7, 2006, the Board of Directors of the Company issued a press release announcing an update on the status of its previously announced sale of communities, the decision to eliminate its REIT status beginning with the tax year ending December 31, 2006 and the declaration of dividends on its Series A Cumulative Redeemable Preferred Stock and the Series C Preferred Operating Partnership Units of Affordable Residential Communities LP.

As previously reported, the Company completed an auction in which it offered 71 communities for sale on December 15, 2005. Following the auction, the Company entered into contracts to sell 30 of these communities and continued to market an additional eight communities for sale through private party transactions or through brokers. As of March 6, 2006 the Company has closed 9 of these transactions comprising $9.0 million of cash proceeds net of related debt, defeasance and other closing costs of $23.8 million.

As a result of the possibility of taxable gains from its community sales that could be subject to a 100% tax rate, the Board of Directors of the Company has determined at its meeting on March 2, 2006 that it is in the best interest of the Company to elect not to continue its status as a real estate investment trust (“REIT”) for federal income tax purposes beginning with the tax year ending December 31, 2006. As a result of the Board’s decision, the Company will be treated as a c-corporation for federal income tax purposes and the limitations set forth in the Company’s charter with respect to ownership of the Company’s outstanding equity securities will no longer apply.

Under current IRS rules, the Company can elect to return to REIT status after five years. There can be no assurances that the tax laws and regulations will not change or that the Company will change its REIT election status in five years.

At its March 2, 2006 meeting, the Board of Directors declared quarterly cash dividends of $0.515625 per share for its Series A Cumulative Redeemable Preferred Stock, and $0.39 per unit on the Series C Preferred Operating Partnership Units of Affordable Residential Communities LP. The dividends are payable on April 28, 2006 to shareholders of record on April 14, 2006. The Board reviews the payment of dividends on a quarterly basis.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference and all references and descriptions to the press release are qualified in their entirety by the terms of that release.

Separately, the Company announced that it has relocated its headquarters to 7887 E. Belleview Ave., Suite 200, Englewood, CO 80111. The Company will occupy approximately 19,000 square feet in a building providing an enhanced work environment for employees at a lower aggregate cost.

Forward-Looking Statements

The disclosure contained herein and in the press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein and in the press release are subject to certain risks and uncertainties including, but not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general risks affecting the real estate industry; the Company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company’s assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and terms of and timing with respect thereto; the Company’s growth and expansion into new markets or successful integration of acquisitions; and the effect of interest rates. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2004 Annual Report on Form 10-K (included under the heading “Forward-Looking Statements”), and in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov). The forward-looking statements contained herein speak only as of the date hereof, and the Company assumes no obligation to update the forward-looking statements or update the reasons why actual results could differ from those contained in the forward-looking statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number	Description

Exhibit 99.1	Press release issued by the Company on March 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                    March 8, 2006

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

By:	/s/ Scott L. Gesell
Scott L. Gesell
Executive Vice President